DRIVEN BY SCIENCE FOCUSED ON LIFE March 25, 2024 Nuvation Bio’s Acquisition of AnHeart Therapeutics Exhibit 99.2

Forward looking statements Certain statements included in this presentation (this “Presentation”) that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the anticipated closing of the transaction, expected timing of establishing a commercial organization, potential therapeutic benefit of Nuvation Bio’s and AnHeart Therapeutics’ product candidates, advancement of clinical studies for such product candidates, and the sufficiency of Nuvation Bio’s current cash balance to fund ongoing activities. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of the management team of Nuvation Bio and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ from those anticipated by the forward-looking statements, including but not limited to the risk that the proposed acquisition described herein may not close due to the failure of closing conditions or other reasons and the challenges associated with conducting drug discovery and initiating or conducting clinical trials due to, among other things, difficulties or delays in the regulatory process, enrolling subjects or manufacturing or acquiring necessary products; the emergence or worsening of adverse events or other undesirable side effects; risks associated with preliminary and interim data, which may not be representative of more mature data; and competitive developments. Risks and uncertainties facing Nuvation Bio are described more fully in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2024 under the heading “Risk Factors,” and other documents that Nuvation Bio has filed or will file with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this Presentation. Nuvation Bio disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this Presentation.

Acquisition of AnHeart Therapeutics will be transformational for Nuvation Bio and potentially for patients Taletrectinib, which is currently completing two pivotal studies, is a next-generation, potentially best-in-class ROS1 inhibitor differentiated by response rate, duration, and tolerability Creates a global oncology company with multiple assets in development including two new mid-to-late-stage programs, taletrectinib and safusidenib Safusidenib is a potentially best-in-class mIDH1 inhibitor in Phase 2 development for the treatment of patients with grades 2 and 3 IDH1-mutant glioma All-stock transaction maintains Nuvation Bio’s robust cash balance and potentially eliminates need to raise capital in the near term Taletrectinib, which has been granted Breakthrough Therapy Designations1 in the U.S. and China, has the potential to transform Nuvation Bio into a commercial stage organization by the end of 2025 1. Taletrectinib has been granted Breakthrough Therapy Designations from the U.S. Food and Drug Administration (FDA) and China’s National Medical Products Administration (NMPA) for the treatment of advanced or metastatic ROS1-positive NSCLC.

Acquisition of AnHeart Therapeutics positions Nuvation Bio to potentially become a commercial stage company by the end of 2025 Currently granted: Priority review of two NDAs for taletrectinib by China’s NMPA1; Breakthrough Therapy Designations from U.S. FDA and China’s NMPA2 Intends to commercialize: Taletrectinib, led by David Hung, M.D., who successfully developed and commercialized XTANDI®, with current annual worldwide sales of ~$6 billion3 Will receive: Royalties from Innovent Biologics’ commercial launch in China and Nippon Kayaku’s commercial launch in Japan Upon regulatory approval, the combined company is positioned to commercialize a novel targeted therapy for ROS1-positive NSCLC patients in need of better treatment options NDA: New Drug Application; NSCLC: Non-small cell lung cancer. 1. NDAs for taletrectinib are under priority review for the treatment of adult patients with locally advanced or metastatic ROS1-positive NSCLC who either have or have not previously been treated with ROS1 tyrosine kinase inhibitors. 2. Taletrectinib has been granted Breakthrough Therapy Designations from the U.S. FDA and China’s NMPA for the treatment of advanced or metastatic ROS1-positive NSCLC. 3. Annual revenue recorded by XTANDI commercialization partners, Astellas Pharma and Pfizer.

Transaction will significantly increase potential upside, diversify risk, and position company for future growth

Details & Structure	• Nuvation Bio to acquire all share capital of AnHeart Therapeutics • Immediately following closing, the former shareholders of AnHeart will own ~33% and the current stockholders of Nuvation Bio will own ~67% of Nuvation Bio on a fully diluted basis • Acquisition is intended to qualify as a tax-free reorganization
Consideration	• Nuvation Bio will issue to AnHeart shareholders Class A common stock, Series A Non-Voting Convertible Preferred Stock, and warrants • Preferred Stock converts to Class A Common Stock upon approval by Nuvation Bio's stockholders
Closing	• Transaction has been approved by the board of directors of Nuvation Bio and AnHeart • Transaction is expected to close in the second quarter of 2024 • Closing is subject to approval by AnHeart's shareholders and other customary closing conditions • Transaction does not require Nuvation Bio stockholder approval
Cash balance	• Nuvation Bio had $611.2 million in cash and cash equivalents as of December 31, 2023

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Nuvation Bio's robust cash balance can support continued development of the combined pipeline without a need to finance in the near term

Program	Potential Indication(s)		Current Stage of Development				Anticipated Milestones & Recent Updates
			Preclinical	Phase 1	Phase 2	Pivotal	
Taletrectinib[1] (ROS1)	ROS1-positive NSCLC		*Completing two Phase 2 pivotal trials*				China NDAs under priority review by China's NMPA[5]; Interim Phase 2 (TRUST-II) data presented at ESMO 2023
Safusidenib[2] (mIDH1)	Grades 2 and 3 IDH1-mutant glioma						Phase 2 study ongoing
NUV-868 (BET)	Advanced solid tumors	Monotherapy					Maximum tolerated dose determined
	Advanced solid tumors[3]	NUV-868 + olaparib					Phase 1b dose escalation study ongoing
	mCRPC	NUV-868 + enzalutamide					Phase 1b dose escalation study ongoing
NUV-1511 (DDC)	Advanced solid tumors[4]						Phase 1 dose escalation study ongoing

BET: Bromodomain and extra-terminal motif proteins; DDC: Drug-drug conjugate; IND: Investigational New Drug. 1. Taletrectinib has been granted Breakthrough Therapy Designations from the U.S. FDA and China's NMPA for the treatment of advanced or metastatic ROS1-positive NSCLC; AnHeart licensed worldwide development and commercial rights from Daiichi Sankyo; Taletrectinib has been out-licensed in China, Japan, and Korea. 2. AnHeart owns global rights to safusidenib excluding Japan, where Daiichi Sankyo retains development and commercial rights. 3. Includes patients with ovarian, triple-negative breast, pancreatic, and metastatic castration resistant prostate cancer (mCRPC). 4. Includes patients with advanced solid tumors who previously received and progressed on or after treatment with Enhertu® and/or Trodelvy® per approved U.S. FDA labeling, human epidermal growth factor receptor 2-negative (HER2-) metastatic breast cancer, mCRPC, advanced pancreatic cancer, and platinum-resistant ovarian cancer. 5. Under priority review for the treatment of adult patients with locally advanced or metastatic ROS1-positive NSCLC that have and have not previously been treated with ROS1 tyrosine kinase inhibitors.

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AnHeart Therapeutics was founded in 2018 in conjunction with the in-license of taletrectinib ‘18 –’20 '21-’22 2023 2024 AnHeart founded in 2018 Initiated global pivotal Phase 2 study of taletrectinib (TRUST-II) Updated TRUST-I results reported at ELCC 2023 China’s NMPA acceptance of NDA for taletrectinib in 1L3 Licensed taletrectinib from Daiichi Sankyo Initiated first Phase 2 pivotal study of taletrectinib (TRUST-I) Licensed safusidenib from Daiichi Sankyo Positive preliminary TRUST-I results reported at ASCO’22 Interim TRUST-II data reported at ESMO 2023 China’s NMPA acceptance of NDA for taletrectinib in 2L2 1. Taletrectinib has been granted Breakthrough Therapy Designations from the U.S. FDA and China’s NMPA for the treatment of advanced or metastatic ROS1-positive NSCLC. 2. NDA under priority review for the treatment of adult patients with locally advanced or metastatic ROS1-positive NSCLC who have previously been treated with ROS1 tyrosine kinase inhibitors (TKIs). 3. NDA under priority review for the treatment of adult patients with locally advanced or metastatic ROS1-positive NSCLC who have not previously been treated with a ROS1 TKI. Taletrectinib BTD1 from U.S. FDA and China’s NMPA

Taletrectinib is a next-generation, potentially best-in-class ROS1 inhibitor differentiated by response rate, duration, and tolerability

Commercial opportunity

- Breakthrough Therapy Designations (U.S. and China)[1]
- China 1L & 2L NDAs accepted and granted priority review[2]
- Sizeable ROS1+ NSCLC commercial opportunity

Differentiated profile

- Potentially best-in-class efficacy and safety profile
- Highly brain penetrant
- Effective against common mutations

Strong partnerships

- In-licensed from Daiichi Sankyo
- Maintain global rights except major Asian markets where commercial rights have been out-licensed[3]

1. Taletrectinib has been granted Breakthrough Therapy Designations from the U.S. FDA and China's NMPA for the treatment of advanced or metastatic ROS1-positive NSCLC. 2. Under priority review for the treatment of adult patients with locally advanced or metastatic ROS1-positive NSCLC that have and have not previously been treated with ROS1 tyrosine kinase inhibitors. 3. AnHeart licensed worldwide development and commercial rights from Daiichi Sankyo; Taletrectinib has been out-licensed in China, Japan, and Korea.

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Taletrectinib has been studied in two pivotal registrational trials that have included >300 patients in total, with results supporting BTDs3 in U.S. & China Stage 2 (n=167) Stage 1 Dose selection (n=6) Taletrectinib 600 mg QD Taletrectinib 400 mg QD Cohort 2: Crizotinib-pretreated Taletrectinib 600 mg QD Cohort 1: ROS1 TKI-naïve Taletrectinib 600 mg QD Pivotal China Phase 21 n=173 Pivotal Global Phase 22 n=154 Taletrectinib (600 mg QD, oral) Registrational Cohort 1 (n=53) ROS1-TKI naïve Registrational Cohort 2 (n=46) Prior treatment with 1 approved ROS1 TKI Cohort 3 (n=35) Prior treatment with ≥ 2 ROS1 TKIs Cohort 4 (n=20) Other ROS1+ solid tumors or NSCLC pts ineligible for Cohorts 1-3 TRUST-I TRUST-II 1. Li et al., ELCC 2023 presentation; 2. Perol et al., ESMO 2023 presentation. 3. Taletrectinib has been granted Breakthrough Therapy Designations (BTDs) from the U.S. FDA and China’s NMPA for the treatment of advanced or metastatic ROS1-positive NSCLC. Updated TRUST-I data presented at ELCC in March 20231 Interim TRUST-II data presented at ESMO in October 20232 TRUST-I TRUST-II

The ROS1-positive NSCLC market represents a sizeable commercial opportunity

Key takeaways

- Non-small cell lung cancer (NSCLC) accounts for ~80-85%[1] of all lung cancers
- ROS1-positive lung cancer represents ~1-3%[2] of new NSCLC cases
- There are currently three therapies approved to treat patients with ROS1-positive NSCLC:
  - 1st Generation
    - Crizotinib (Pfizer, approved 2016[3])
    - Entrectinib (Roche, approved 2019)
  - 2nd Generation
    - Repotrectinib (Bristol-Myers, approved 2023)

Estimated diagnosed patient population



~2,000-4,000[1,2]



~1,000-2,000[2,4]



~2,600-5,200[2,5]



~16,500[6,7]

1. American Cancer Society (2024). 2. National Center for Biotechnology Information: Gendarme et al., Curr Oncol (2022). 3. Initially approved by U.S. FDA in 2011 for the treatment of patients with ALK-positive NSCLC; later approved in 2016 for the treatment of patients with ROS1-positive NSCLC. 4. National Cancer Center Japan (2019). 5. European Cancer Information Systems (2021). 6. Gao et al., J Thorac Oncol (2020). 7. Zhang et al., Thorac Cancer (2019).

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AnHeart acquisition will also add safusidenib to Nuvation Bio's pipeline

Unmet need

- People diagnosed with glioma have no targeted treatment options

Validated target

- Positive Ph 3 data with vorasidenib[1] in glioma presented at ASCO '23[2]

Differentiated profile

- Encouraging early data[3]
- Potential in broad population
- Limited competition

Global rights

- In-licensed from Daiichi Sankyo
- Daiichi Sankyo retains rights in Japan[4]

1. Vorasidenib is owned and being developed by Servier Pharmaceuticals. 2. Mellinghoff et al., NEJM (2023). 3. Natsume et al., Neuro-Oncol 2022. 4. AnHeart owns global rights to safusidenib excluding Japan, where Daiichi Sankyo retains development and commercial rights.

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The low grade IDH1-mutant glioma market represents a sizeable commercial opportunity

~13.3K – 18.3K

people living with low grade IDH1-mutant glioma in the U.S.


Grade 3
~37%
Grade 2:
~63%

Low grade IDH1-mutant glioma patients are in need of better treatment options

Source: CBTRUS Statistical Report: U.S. Cancer Statistics – NPCR and SEER, 2018-2020.

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Safusidenib clinical trial data set approaches 100 patients Japan Grade 2 IDH1-mutant glioma n=27 Japan Grades 2-4 IDH1-mutant glioma n=47 Global Grades 2-3 IDH1-mutant glioma Part 1: Dose evaluation (n=25) Part 2: Design under discussion J101 – Phase 1 G203 – Phase 2 J201 – Phase 2 Sponsor: Daiichi Sankyo Sponsor: AnHeart Therapeutics

Acquisition of AnHeart Therapeutics will be transformational for Nuvation Bio and potentially for patients Taletrectinib, which is currently completing two pivotal studies, is a next-generation, potentially best-in-class ROS1 inhibitor differentiated by response rate, duration, and tolerability Creates a global oncology company with multiple assets in development including two new mid-to-late-stage programs, taletrectinib and safusidenib Safusidenib is a potentially best-in-class mIDH1 inhibitor in Phase 2 development for the treatment of patients with grades 2 and 3 IDH1-mutant glioma All-stock transaction maintains Nuvation Bio’s robust cash balance and potentially eliminates need to raise capital in the near term Taletrectinib, which has been granted Breakthrough Therapy Designations1 in the U.S. and China, has the potential to transform Nuvation Bio into a commercial stage organization by the end of 2025 1. Taletrectinib has been granted Breakthrough Therapy Designations from the U.S. Food and Drug Administration (FDA) and China’s National Medical Products Administration (NMPA) for the treatment of advanced or metastatic ROS1-positive NSCLC.